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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K




              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


                       Date of Report:  February 12, 1996



                           JACOR COMMUNICATIONS, INC.



                                      OHIO
               (State or Other Jurisdiction of Incorporation)




         0-12404                                  31-0978313
     (Commission File No.)             (IRS Employer Identification No.)




                                1300 PNC Center
                             201 East Fifth Street
                            Cincinnati, Ohio  45202

                                 (513) 621-1300
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ITEM 5.  OTHER EVENTS

         Jacor Communications, Inc. (the "Company") announced on February 12, 1996 that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with JCAC, Inc., a Florida corporation and wholly-owned subsidiary of the Company ("JCAC"), and Citicasters, Inc., a Florida corporation ("Citicasters"), pursuant to which JCAC will merge with and into Citicasters, with Citicasters as the surviving corporation (the "Merger"). After consummation of the Merger, Citicasters will become a wholly-owned subsidiary of the Company. The Merger is subject to certain contingencies set forth in the Merger Agreement.

         A copy of the Merger Agreement, the material exhibits thereto and the press release issued by the Company announcing the execution of the Merger Agreement are attached as exhibits hereto. Also attached as an exhibit is the press release issued by the Company announcing its fiscal year 1995 results.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated February 12, 1996, among Citicasters Inc., Jacor Communications, Inc. and JCAC, Inc.

         2.2 Stockholders Agreement dated February 12, 1996 among Jacor Communications, Inc., JCAC, Inc., Great American Insurance Company, American Financial Corporation, American Financial Enterprises, Inc., Carl H. Lindner, The Carl H. Lindner Foundation and
                          S. Craig Lindner.

         2.3 Jacor Shareholders Agreement dated February 12, 1996 among Citicasters Inc. and Zell/Chilmark Fund L.P.

         2.4 Form of Escrow Agreement among Jacor Communications, Inc., Citicasters Inc. and [escrow agent] (referred to as exhibit 6.13 in Merger Agreement)

         2.5 Form of Employment Continuation Agreement (executive officer form) between Citicasters Inc. and [executive officer] (referred to as exhibit 6.6(c)(i) in Merger Agreement)

         2.6              Form of Employment Continuation Agreement (management
                          form) between Citicasters Inc. and [manager]
                          (referred to as exhibit 6.6(c)(ii) in Merger
                          Agreement)
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         2.7              Form of Warrant Agreement between Jacor
                          Communications, Inc., and KeyCorp Shareholder Services, Inc., as warrant agent (referred to as exhibit 3.1 in Merger Agreement)

         99.1             Press Release dated February 12, 1996.

         99.2             Press Release dated February 12, 1996.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     JACOR COMMUNICATIONS, INC.


February 27, 1996                    By:/s/ R. Christopher Weber
                                     --------------------------
                                     R. Christopher Weber, Senior Vice
                                     President and Chief Financial Officer